UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2017

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

As previously disclosed, on April 8, 2016 AmpliPhi Biosciences Corporation (the “Company”) entered into a Common Stock Issuance Agreement (the “CSIA”) with certain former holders of the Company’s Series B convertible preferred stock (the “Holders”). Pursuant to Section 3 of the CSIA, the Company agreed to issue a formula-based number of shares of its common stock to the Holders for no additional consideration upon completion of one or more bona fide equity financings in which the Company sells shares of its common stock below a specified price (a “Dilutive Issuance”) in a transaction that occurs prior to the earlier of June 30, 2018 or such time as the Company has raised, following the date of the CSIA, $10.0 million in the aggregate (the “Price Protection Obligations”). In each of June 2016, November 2016 and May 2017, the Company completed offerings of its common stock that constituted Dilutive Issuances under the CSIA. Due in part to limitations on the number of shares issuable to the Holders under the rules of the NYSE MKT, no additional shares of common stock were issued to the Holders in connection with the November 2016 or May 2017 offerings.

As previously disclosed, on June 27, 2017 the Company and the Holders entered into an amendment to the CSIA (the “Amendment”) to, among other things, terminate the Price Protection Obligations. In consideration for the termination of the Price Protection Obligations and a release of claims by the Holders, the Company agreed to (i) issue to the Holders, within five business days of the Amendment, an aggregate of 28,684 shares of its common stock (the “First Issuance”), which, under the rules of the NYSE MKT, is the maximum number of shares the Company is permitted to issue to the Holders pursuant to the CSIA without further shareholder approval, and (ii) issue to the Holders in a subsequent closing an aggregate of 523,210 shares of common stock (the “Second Issuance”), subject to obtaining shareholder approval of the Second Issuance at the Company’s 2017 Annual Meeting of Shareholders and the Company’s receipt of a release of claims from the Holders at the time of the Second Issuance.

The First Issuance was completed on June 29, 2017. On September 7, 2017, the Company’s shareholders approved the Second Issuance. The Company received a release of claims from each of the Holders and completed the Second Issuance on September 19, 2017.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2017	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer